Exhibit 99.1

AeroGrow Receives Nasdaq Staff Determination Letter

•	Company Plans to Request Appeal Hearing

Boulder, CO – December 03, 2008 – AeroGrow International, Inc. (NASDAQ: AERO – News) (“AeroGrow” or the “Company”), makers of the AeroGarden® line of indoor gardening products, announced that it has received a Nasdaq Staff Determination letter, dated November 26, 2008, indicating that the Company has not regained compliance with Marketplace Rule 4310(c)(3) and that its shares are subject to delisting.  Unless the Company appeals the determination, the Company’s securities will be suspended at the opening of business on December 5, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove AeroGrow’s securities from listing and registration on the Nasdaq Stock Market.

The Company intends to file an appeal by December 3, 2008 and request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination.  Pending the Panel’s decision, AeroGrow’s shares will continue to trade on the Nasdaq Capital Market.  The time and place of such a hearing will be determined by the Panel.  There can be no assurance the Panel will grant the Company's request for continued listing.

In the event that the Panel determines to delist the Company's common stock, the Company expects that its common stock will continue to trade on the OTC Bulletin Board electronic quotation system.

As previously reported, on August 11, 2008, AeroGrow received notice from Nasdaq Staff stating that the Company did not comply with Marketplace Rule 4310(c)(3). This rule requires the Company to have a minimum $2.5 million in stockholders’ equity, $35 million market capitalization, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden® line of indoor gardening products. AeroGardens feature dirt-free technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate
John Thompson
AeroGrow International, Inc
(303) 444-7755
john@aerogrow.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Jerry Perkins, and/or the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.